                                                               Exhibit (h)(8)(i)

                                  AMENDMENT TO
                           SUB-ADMINSTRATION AGREEMENT


         This Agreement is made as of July 26, 2001 between BISYS FUND SERVICES, OHIO, INC. (the "Administrator"), an Ohio corporation having its principal place of business at 3435 Stelzer Road, Suite 1000, Columbus, OH 43219, and BANK OF OKLAHOMA, N.A., or its successors and assigns, (the "Sub-Administrator"), a national bank with its principal office at One Williams Center, Tulsa, OK 74103. The parties hereby amend the Sub-Administration Agreement (the "Agreement") between the Administrator and Sub-Administrator, dated as of September 15, 1999, as set forth below.

         WHEREAS, Administrator, in its capacity as administrator for the AMERICAN PERFORMANCE FUNDS (the "Trust"), and the Sub-Administrator, may collect, retain or have access to nonpublic personal financial information relating to consumers or customers of the Trust (as those terms are defined under Public Law 106-102, titled the Gramm-Leach-Bliley Act) to perform services for, or functions on behalf of the Trust; and

         WHEREAS, Administrator and the Sub-Administrator desire to protect the confidentiality and security of nonpublic personal financial information relating to consumers or customers of the Trust.

         NOW THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

         1. CONFIDENTIALITY OF INFORMATION. Nonpublic personal financial information relating to consumers or customers of the Trust provided by, or at the direction of the Trust or Administrator to the Sub-Administrator, or collected or retained by the Sub-Administrator to perform their duties as sub-administrator of the Trust shall be considered confidential information. The Sub-Administrator shall not give, sell or in any way transfer such confidential information to any person or entity, other than affiliates of Administrator or the Sub-Administrator except at the direction of the Trust or Administrator or as required or permitted by law.

         2. PROCEDURAL SAFEGUARDS. The Sub-Administrator shall maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers and customers of the Trust

         3. TRUST PRIVACY POLICY. Administrator represents to the
Sub-Administrator that the Trust has adopted a statement of its privacy policies and practices as required by Securities and Exchange Commission Regulation S-P and Administrator agrees to provide the Sub-Administrator with a copy of that statement annually.

         4. GOVERNING LAW. This Agreement shall be governed by, and provisions shall be construed in accordance with, the laws of the State of Ohio.

         5. EFFECTIVE DATE. The effective date of this amendment shall be July 26, 2001.

         6. MISCELLANEOUS. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be fully executed as of the day and year first written above.


                                      BISYS FUND SERVICES OHIO, INC.

                                      By:     /s/ William J. Tomko
                                              --------------------

                                      Title:  President
                                              ---------


                                      BANK OF OKLAHOMA, N.A.

                                      By:     /s/ Douglas K. Scott
                                              --------------------

                                      Title:  Vice President
                                              --------------